EXHIBIT 1

Contact:
Icahn Capital LP
Susan Gordon
 (212) 702-4309

CARL ICAHN RELEASES STATEMENT ON AIG

New York, New York, November 23, 2015 – Today Carl C. Icahn released the following statement regarding American International Group, Inc. (NYSE: AIG):

On October 28, 2015, as one of AIG's largest shareholders (we currently own over 42 million shares), we wrote a public letter to the CEO of AIG suggesting that the company is "Too Big To Succeed" and should accelerate cost cutting and separate into three public companies to shrink below the threshold for systemically important financial institutions. Since we released that letter, many large institutional shareholders and analysts have contacted us and expressed their support for our views. We have also met and had a number of conversations with AIG CEO Peter Hancock, and he has invited us to continue having conversations. However, despite that invitation, in all of our discussions with Mr. Hancock it was abundantly clear to us that he is not willing to take the bold steps that we, and so many other shareholders, believe are long overdue. In addition, in those conversations he failed to lay out any alternative strategic plan with the potential to unlock value for shareholders or to provide compelling reasons as to why these businesses belong together.

We have created hundreds of billions of dollars of shareholder value over the last 30 years by convincing boards and CEOs to take the steps necessary to greatly increase the value of their companies. Several well-known examples include Texaco, RJR Nabisco, Kerr-McGee, Time Warner, Motorola, ImClone, eBay and Forest Labs, as well as many others. Unfortunately, it often took years for management and the boards of those companies to agree that we were correct. However, AIG is too important, and the current situation is too time-sensitive, to wait years. In fact, we believe the current situation is too time-sensitive to even wait until the company's annual meeting next spring, especially when all of the stakeholders who have reached out to us believe management's current plan (or lack thereof) is insufficient.

Therefore, while we plan to accept Mr. Hancock's offer to continue having discussions and meetings with AIG, we do not believe that he will ever sincerely consider what we, and so many others, have proposed. Nor do we believe that the AIG board of directors will respond to the demands of AIG shareholders absent a clear mandate. As a result, we intend to commence shortly a consent solicitation that will enable shareholders to express their views directly to the board, which may include a proposal to add a new director who would agree in advance to succeed Mr. Hancock as CEO if asked by the board to do so.

We thank our fellow shareholders for their continued support and look forward to sharing the details of our consent solicitation over the next few weeks.

For more information on this and other topics, follow Carl Icahn on Twitter at:

@Carl_C_Icahn

https://twitter.com/Carl_C_Icahn

ALL RECIPIENTS ARE ADVISED TO READ
"IMPORTANT DISCLOSURE INFORMATION"
AT THE END OF THIS STATEMENT

SECURITY HOLDERS ARE ADVISED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF AMERICAN INTERNATIONAL GROUP, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH CONSENT SOLICITATION. WHEN COMPLETED, A DEFINITIVE CONSENT SOLICITATION STATEMENT AND A FORM OF WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF AMERICAN INTERNATIONAL GROUP, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. WHEN AVAILABLE, COPIES OF THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND FORM OF WRITTEN CONSENT ALSO WILL BE AVAILABLE FROM THE HARKINS GROUP, WWW.HARKINSGROUP.COM, 1 ROCKEFELLER PLAZA, 10TH FLOOR, NEW YORK, NY 10020, TELEPHONE +1 (212) 468-5380 OR +1 (844) 218-8384 (TOLL-FREE), EMAIL AT INFO@HARKINSGROUP.COM, WHICH HAS BEEN RETAINED TO ASSIST ICAHN CAPITAL LP IN CONNECTION WITH THE SOLICITATION OF CONSENTS FROM SHAREHOLDERS OF AMERICAN INTERNATIONAL GROUP, INC.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH CONSENT SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON THE DATE HEREOF. EXCEPT AS OTHERWISE DISCLOSED IN SUCH SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN AMERICAN INTERNATIONAL GROUP, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $2.50 PAR VALUE, OF AMERICAN INTERNATIONAL GROUP, INC. AS DISCLOSED IN THE SCHEDULE 14A.

Important Disclosure Information

SPECIAL NOTE REGARDING THIS STATEMENT

THIS STATEMENT CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SECURITIES OF AMERICAN INTERNATIONAL GROUP, INC. ("AIG") AND ACTION THAT AIG'S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED IS ACCURATE OR COMPLETE, NOR CAN THERE BE ANY ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. AIG'S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS. WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS STATEMENT. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. WE DO NOT RECOMMEND OR ADVISE, NOR DO WE INTEND TO RECOMMEND OR ADVISE, ANY PERSON TO PURCHASE OR SELL SECURITIES AND NO ONE SHOULD RELY ON THIS STATEMENT OR ANY ASPECT OF THIS STATEMENT TO PURCHASE OR SELL SECURITIES OR CONSIDER PURCHASING OR SELLING SECURITIES. ALTHOUGH WE STATE IN THIS STATEMENT WHAT WE BELIEVE SHOULD BE THE VALUE OF AIG'S SECURITIES, THIS STATEMENT DOES NOT PURPORT TO BE, NOR SHOULD IT BE READ, AS AN EXPRESSION OF ANY OPINION OR PREDICTION AS TO THE PRICE AT WHICH AIG'S SECURITIES MAY TRADE AT ANY TIME. AS NOTED, THIS STATEMENT EXPRESSES OUR CURRENT VIEWS ON AIG. IT ALSO DISCLOSES OUR CURRENT HOLDINGS OF AIG SECURITIES. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING AIG WITHOUT UPDATING THIS STATEMENT OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES. INVESTORS SHOULD MAKE THEIR OWN DECISIONS REGARDING AIG AND ITS PROSPECTS WITHOUT RELYING ON, OR EVEN CONSIDERING, ANY OF THE INFORMATION CONTAINED IN THIS STATEMENT.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this statement include, among other things, the factors identified under the section entitled "Risk Factors" in AIG's Annual Report on Form 10-K for the year ended December 31, 2014. Such forward-looking statements should therefore be construed in light of such factors, and Icahn is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.